                                                                    EXHIBIT 21.1

List of Subsidiaries at December 31, 2004:

NAME                                               STATE OF INCORPORATION/FORMATION
----                                               --------------------------------
Alpha Monticello, Inc.                             Delaware
Alpha Casino Management Inc.                       Delaware
Monticello Casino Management, LLC                  New York
Mohawk Management, LLC                             New York
Monticello Raceway Development Company, LLC        New York
Monticello Raceway Management, Inc.                New York
Alpha Gulf Coast, Inc.                             Delaware
Alpha St. Regis, Inc.                              Delaware
Alpha Missouri, Inc.                               Delaware
Alpha Rising Sun, Inc.                             Delaware
Alpha Greenville Hotel, Inc.                       Delaware
Alpha Entertainment, Inc.                          Delaware
Alpha Peach Tree Corporation                       Delaware
Alpha Florida Entertainment, L.L.C.                Florida
Jubilation Lakeshore, Inc.                         Mississippi
New York Gaming, LLC                               Georgia